UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 22, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition
     On January 22, 2008, the Registrant announced its consolidated financial results for the quarter ended December 31, 2007. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

January 22, 2008

3

JANUARY 22, 2008	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4005
anthony.r.farina@usa.dupont.com
DuPont Delivers Strong Fourth Quarter, Full-Year Sales and Earnings Growth
Broad Global Presence and Agriculture Markets Boost Revenue Growth
Highlights
•	Fourth quarter 2007 earnings were $.60 per share, compared to fourth quarter 2006 earnings of $.94 per share. Excluding significant items, earnings per share increased 27 percent to $.57 per share from $.45 per share in the prior-year quarter (see Schedule B for a listing of significant items.)

•	Sales increased 11 percent to $7.0 billion, reflecting 3 percent volume growth, 3 percent higher local selling prices, 4 percent currency benefit and a 1 percent net benefit related to portfolio and other changes.

•	Sales in emerging markets grew 20 percent, led by Brazil, China and India. Sales in the United States grew 5 percent despite lower U.S. housing starts and auto builds.

•	Local selling price gains more than offset higher ingredient costs.

•	Fixed costs as a percentage of sales improved 210 basis points from the prior-year quarter.

•	Fourth quarter 2007 segment pre-tax operating income (PTOI) increased 30 percent to $937 million, excluding significant items. Segment PTOI margin on the same basis improved 210 basis points.

•	Full year 2007 earnings were $3.22 per share versus $3.38 in 2006. Excluding significant items, 2007 earnings increased 14 percent to $3.28 per share from $2.88 in the prior year.
     “DuPont’s strong earnings growth in the fourth quarter reflects our global presence and the breadth of our product offerings,” said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. “We delivered 14 percent earnings per share growth for the year despite weakness in certain U.S. markets and higher ingredient costs.”

Global Consolidated Sales
     Consolidated net sales increased 11 percent to $7.0 billion in the fourth quarter. Outside the United States, sales increased 14 percent, boosted by 20 percent growth in emerging markets, particularly Brazil, China and India. A summary of fourth quarter 2007 worldwide and regional sales performance is shown below.

	Three Months Ended
	December 31, 2007		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Currency Price	Currency Effect	Volume	Portfolio/ Other
U.S.	$2.3	5%	3	—	1	1
Europe	2.2	13%	3	10	(1)	1
Asia Pacific	1.4	17%	3	4	10	—
Canada & Latin America	1.1	15%	4	5	5	1

Total Consolidated Sales	$7.0	11%	3	4	3	1

Net Income and Earnings Per Share
     Net income for the fourth quarter 2007 was $545 million, or $.60 per share, including a net benefit of $23 million, or $.03 per share, for significant items. Fourth quarter 2006 net income was $871 million, or $.94 per share, including a net benefit of $449 million, or $.49 per share, for significant items. See attached Schedule B for a listing of significant items in both periods.
     The table below shows the variances in fourth quarter 2007 earnings per share (EPS) versus fourth quarter 2006.
EPS Analysis

EPS
4th Quarter 2006	$.94
Significant items	.49

EPS excluding significant items	.45
Local prices	.25
Variable costs*	(.19)
Volume	.04
Fixed costs*	(.02)
Currency	.08
Pharmaceuticals	.01
Tax	(.10)
Other	.05
4th Quarter 2007 excluding significant items	$.57
Significant items	.03

4th Quarter 2007-reported	$.60

*	Excludes volume and currency impact
     These results are higher than the outlook issued by the company on January 9, largely due to finalization of the company’s tax rate and higher business performance.

Business Segment Performance
     Segment sales and related percentage variances for fourth quarter 2007 versus the prior year quarter are shown in the table below.

SEGMENT SALES*	Three Months Ended		Percentage Change
(Dollars in billions)	December 31, 2007		Due to:
	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture & Nutrition	$1.3	23%	11%	11%	1%
Coatings & Color Technologies	1.7	8%	6%	1%	1%
Electronic & Communication Technologies	1.0	13%	5%	7%	1%
Performance Materials	1.7	12%	12%	-2%	2%
Safety & Protection	1.4	4%	4%	1%	-1%

*	Segment sales include transfers
     Segment PTOI for the fourth quarter 2007 was $804 million versus $576 million in the fourth quarter 2006. Excluding significant items, segment PTOI increased 30 percent from $721 million to $937 million.
     Current quarter segment PTOI, excluding significant items, and comparisons with prior-year quarter are shown below.
PRE-TAX OPERATING INCOME EXCLUDING SIGNIFICANT ITEMS*

	Three Months Ended December 31, 2007
			% Change vs.
(Dollars in millions)	2007	2006	2006
Agriculture & Nutrition	$(89)	$(148)	40%
Coatings & Color Technologies	216	205	5
Electronic & Communication Technologies	156	112	39
Performance Materials	186	121	54
Pharmaceuticals	246	240	3
Safety & Protection	277	245	13
Other	(55)	(54)	2

	$937	$721	30%

*	See Schedule B and Schedule C for a listing of significant items and their impact by segment.
     The following are business segment highlights, excluding significant items, comparing fourth quarter 2007 results to fourth quarter 2006.
Agriculture & Nutrition
•	Fourth quarter sales increased $237 million to $1.3 billion with strong sales growth in all regions. Brazil delivered record revenue and earnings growth this selling season, which was driven by robust demand for Pioneer® brand seed with superior yield, advantaged market channel capabilities and market share gains.

•	A seasonal PTOI loss of $89 million reflected an improvement of $59 million versus the prior-year quarter. Earnings gains were driven by strong sales, improved margins, and cost productivity improvements, moderated by planned growth investments. 2007 PTOI includes a gain of $15 million relating to the divestiture of certain crop chemical assets.
Coatings & Color Technologies
•	Sales increased to $1.7 billion. Broad-based sales increases outside the United States, which were driven primarily by higher USD selling prices, offset continued weakness in North American auto and housing markets.

•	PTOI increased 5 percent to $216 million, compared to $205 million in the prior-year quarter. Earnings grew substantially in coatings which reflected fixed cost reductions and higher sales. This increase was partially offset by the absence of a gain on the sale of assets in the prior year and modest earnings declines in titanium dioxide.
Electronic & Communication Technologies
•	Sales grew to $1.0 billion, reflecting higher volumes, particularly in Latin America and Asia, and higher USD selling prices. Price improvements in North America increased revenue in the region compared to the prior-year quarter.

•	PTOI increased to $156 million, including a $28 million gain from an asset sale. Excluding the gain, PTOI increased 14 percent, reflecting higher volumes in imaging and fluoroproducts and fixed cost productivity.
Performance Materials
•	Sales grew to $1.7 billion primarily due to higher USD selling prices. Volume growth in Latin America, Asia and Europe was more than offset by lower demand in North America.

•	PTOI grew to $186 million, reflecting strong sales across all product lines, currency benefits and fixed cost productivity. 2007 PTOI includes a $16 million charge for a manufacturing asset write-down.
Safety & Protection
•	Sales grew to $1.4 billion, reflecting higher USD selling prices and volume growth in the surfaces, Kevlar® and Nomex® product lines.

•	PTOI grew to $277 million, reflecting the segment’s diverse products and markets, which offset weakness in the U.S. housing market.
     Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.
Outlook
     The company today reaffirmed its 2008 full-year earnings outlook of $3.35 to $3.55 per share announced on January 9. For the first quarter 2008, the company expects to earn $1.12 to $1.17 per share. In the first quarter 2007, the company earned $1.07 per share, excluding a $.06 significant item charge.
     In a letter to shareholders posted today, Holliday highlighted the company’s recent improvements in profitability, return on capital and productivity. Holliday also outlined how the company plans to achieve higher profitability in 2008 and beyond by making advances in agriculture, safety and protection, emerging markets and cost productivity. The letter is available at www.dupont.com.
     “We are confident we can deliver attractive growth in earnings in 2008, and see even stronger growth in the years to follow — continuing our improvement of the last three years,” Holliday said.
     The company announced that it will host an investors meeting March 14 at 9 a.m. (EST) in New York City. Details for the meeting are available on the DuPont Investor Center website at www.dupont.com.
Use of Non-GAAP Measures
     Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule D.
     DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
# # #
01/22/08

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales (a)	$6,983	$6,276	$29,378	$27,421
Other income, net (b), (c), (d), (h)	230	559	1,275	1,561

Total	7,213	6,835	30,653	28,982

Cost of goods sold and other operating charges (a). (b), (e), (f), (g), (j), (k)	5,349	5,114	21,565	20,440
Selling, general and administrative expenses	852	824	3,364	3,224
Amortization of intangible assets	50	55	213	227
Research and development expense	359	341	1,338	1,302
Interest expense	110	113	430	460

Total	6,720	6,447	26,910	25,653

Income before income taxes and minority interests	493	388	3,743	3,329
Provision for (benefit from) income taxes (h), (i)	(54)	(465)	748	196
Minority interests in earnings (losses) of consolidated subsidiaries	2	(18)	7	(15)

Net income	$545	$871	$2,988	$3,148

Basic earnings per share of common stock	$0.60	$0.94	$3.25	$3.41

Diluted earnings per share of common stock	$0.60	$0.94	$3.22	$3.38

Dividends per share of common stock	$0.41	$0.37	$1.52	$1.48

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	899,847,021	921,039,777	917,132,033	921,474,024
Diluted	906,478,654	928,010,485	925,402,371	928,600,741
See Notes to Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS (1)

	Pre-tax		After-tax			($ Per Share)
	2007	2006	2007	2006		2007	2006
1st Quarter — Total	$(52)	$(128)	$(52)	$(50)		$(0.06)	$(0.05)

2nd Quarter — Total	$—	$—	$—	$31		$—	$0.03

3rd Quarter — Total	$(40)	$50	$(26)	$33		$(0.03)	$0.03

4th Quarter:
Impairment charge — Performance Materials (d)	$(165)	$—	$(135)	$—		$(0.15)	$—
Reversal of certain litigation accruals — Performance Materials (e)	32	—	46	—		0.05	—
Income tax related items:
Reversal of accruals related to tax settlements and valuation allowances and reversal of interest on tax settlements (h)	6	90	112	518		0.13	0.56
AJCA related adjustments (i)	—	—	—	20		—	0.02
Restructuring charges (f)	—	(194)	—	(119	)(2)	—	(0.13)
Hurricane insurance recoveries (b)	—	93	—	60		—	0.07
Asbestos insurance recoveries (c)	—	61	—	40		—	0.04
Sales terms and expense accrual changes (a)	—	(58)	—	(39)		—	(0.04)
Impairment loss on asset held-for-sale (g)	—	(47)	—	(31)		—	(0.03)

4th Quarter — Total	$(127)	$(55)	$23	$449		$0.03	$0.49

Full Year Total	$(219)	$(133)	$(55)	$463		$(0.06)	$0.50

(1)	See Notes to Schedules of Significant Items for additional information and Schedule C for detail by segment.

(2)	After-tax amount is net of minority interest benefit of $20 or $0.02 per share.

E. I. du Pont de Nemours and Company
Notes to Schedules of Significant Items
(Dollars in millions, except per share amounts)

(a)	In the fourth quarter 2006, the company recorded sales on a destination basis which were historically recorded when shipped, and also adjusted accruals which were historically recorded on a lag-month basis. The impact of these changes in the fourth quarter and full year 2006 was a reduction to net sales of $107, pretax of $58 and net income of $39 or $.04 per share. Sales and Pretax amounts by segment were: $15 and $6 — Agriculture & Nutrition; $31 and $17 — Coatings & Color Technologies; $11 and $5 — Electronic & Communication Technologies; $30 and $17 — Performance Materials; and $20 and $13 - Safety & Protection, respectively.

(b)	Fourth quarter and full year 2006 includes a benefit of $15 in Other income and a benefit of $78 in Cost of goods sold and other operating charges resulting from insurance recoveries relating to the damage suffered from Hurricane Katrina in 2005. Pretax amounts for the fourth quarter 2006 items by segment were: $80 — Coatings & Color Technologies and $13 — Safety & Protection. Full year 2006 also includes a third quarter benefit of $50 in Cost of goods sold and other operating charges resulting from Hurricane Katrina insurance recoveries. Pretax amounts by segment for the third quarter benefit were: $43 — Coatings & Color Technologies and $7 — Safety & Protection.

(c)	Fourth quarter and full year 2006 includes a benefit of $61 in Other income from insurance recoveries, net of fees, which relate to asbestos litigation expenses incurred by the company in prior periods. Pretax amounts by segment for the insurance recoveries were: $7 - Agriculture & Nutrition; $19 — Coatings & Color Technologies; $10 - Electronic & Communication Technologies; $12 — Performance Materials; and $13 — Safety & Protection.

(d)	Fourth quarter and full year 2007 includes a $165 charge in Other income to adjust the carrying value of the company’s investment in a 50/50 polyester films joint venture which is reported in the Performance Materials segment.

(e)	Fourth quarter 2007 includes a net $32 benefit in Cost of goods sold and other operating charges resulting from the reversal of certain litigation accruals in the Performance Materials segment established in prior periods for the elastomers antitrust matter. Including a net $52 charge taken in the first quarter 2007, the full year 2007 reflects a net $20 charge in Cost of goods sold and other operating charges for the same matter.

(f)	Fourth quarter and full year 2006 includes a restructuring charge of $194 in Cost of goods sold and other operating charges associated with the investment and streamlining program announced during the fourth quarter 2006. Due to the realignment of certain businesses in 2007, $122 of the charge was reflected within the Agriculture & Nutrition segment and $72 was reflected within the Performance Materials segment. The charge consisted of employee separation and employee related costs of $64, primarily associated with the elimination of approximately 1,500 positions globally, and asset impairment costs of $130.

(g)	Fourth quarter and full year 2006 includes an asset impairment charge of $47 in Cost of goods sold and other operating charges associated with an underperforming industrial chemicals asset held for sale within the Safety & Protection segment.

E. I. du Pont de Nemours and Company
Notes to Schedules of Significant Items
(Dollars in millions, except per share amounts)

(h)	Fourth quarter and full year 2007 includes benefits for the reversal of accrued interest of $6 ($4 after-tax) in Other income and the reversal of income tax accruals of $108 associated with favorable settlement of certain prior year tax contingencies.

Fourth quarter and full year 2006 includes benefits for the reversal of accrued interest of $90 ($59 after-tax) in Other income and the reversal of income tax accruals of $459 associated with favorable settlement of certain prior year tax contingencies and tax valuation allowances. Full year 2006 also includes benefits for the reversal of accrued interest of $7 ($4 after-tax) in Other income and the reversal of income tax accruals of $44 associated with favorable settlement of certain prior year tax contingencies. Additionally, full year 2006 includes a tax benefit of $31 associated with an increase in the deferred tax assets of a European subsidiary for a tax basis investment loss recognized on the local tax return.

(i)	Fourth quarter and full year 2006 includes the reversal of income tax accruals of $20 related to the finalization of taxes related to the Company’s repatriation of foreign earnings under the American Jobs Creation Act of 2004 (AJCA).

(j)	Full year 2007 includes a $40 charge in Cost of goods sold and other operating charges for existing litigation in the Other segment relating to a discontinued business.

(k)	Full year 2006 includes a restructuring charge of $135 in Cost of goods sold and other operating charges in connection with the company’s plans to close and consolidate certain manufacturing and laboratory sites in the Coatings & Color Technologies segment. The charge consisted of employee separation costs, primarily in Europe and the U.S., for approximately 1,300 employees and other exit costs.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
SEGMENT SALES (1)	2007	2006 (2)	2007	2006(2)
Agriculture & Nutrition	$1,251	$1,014	$6,842	$6,008
Coatings & Color Technologies	1,700	1,575	6,609	6,290
Electronic & Communication Technologies	963	854	3,797	3,573
Performance Materials	1,711	1,523	6,630	6,179
Safety & Protection	1,397	1,338	5,641	5,496
Other	42	39	178	180

Total Segment sales	$7,064	$6,343	$29,697	$27,726

Elimination of transfers	(81)	(67)	(319)	(305)

Consolidated net sales	$6,983	$6,276	$29,378	$27,421

(1)	Sales for the reporting segments include transfers.

(2)	Certain reclassifications of 2006 segment data have been made to reflect changes in organizational structure for 2007.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
PRETAX OPERATING INCOME/(LOSS) (PTOI)	2007	2006 (1)	2007	2006 (1)
Agriculture & Nutrition	$(89)	$(269)	$894	$604
Coatings & Color Technologies	216	287	840	817
Electronic & Communication Technologies	156	117	594	577
Performance Materials	53	44	626	559
Pharmaceuticals	246	240	949	819
Safety & Protection	277	211	1,199	1,080
Other	(55)	(54)	(224)	(173)

Total Segment PTOI	$804	$576	$4,878	$4,283

Net exchange losses (2)	(35)	(9)	(85)	(4)
Corporate expenses & net interest	(276)	(179)	(1,050)	(950)

Income before income taxes and minority interests	$493	$388	$3,743	$3,329

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (3)	2007	2006 (1)	2007	2006 (1)
Agriculture & Nutrition (a), (c), (f)	$—	$(121)	$—	$(121)
Coatings & Color Technologies (a), (b), (c), (k)	—	82	—	(10)
Electronic & Communication Technologies (a). (c)	—	5	—	5
Performance Materials (a), (c), (d), (e), (f)	(133)	(77)	(185)	(77)
Safety & Protection (a), (b), (c), (g)	—	(34)	—	(27)
Other (j)	—	—	(40)	—

Total Significant Items by segment	$(133)	$(145)	$(225)	$(230)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
PTOI EXCLUDING SIGNIFICANT ITEMS	2007	2006 (1)	2007	2006 (1)
Agriculture & Nutrition	$(89)	$(148)	$894	$725
Coatings & Color Technologies	216	205	840	827
Electronic & Communication Technologies	156	112	594	572
Performance Materials	186	121	811	636
Pharmaceuticals	246	240	949	819
Safety & Protection	277	245	1,199	1,107
Other	(55)	(54)	(184)	(173)

Total Segment PTOI excluding Significant Items	$937	$721	$5,103	$4,513

(1)	Certain reclassifications of 2006 segment data have been made to reflect changes in organizational structure for 2007.

(2)	Net after-tax exchange activity for the three and twelve months ended December 31, 2007 were losses of $14 and $31, respectively. For the three and twelve months ended December 31, 2006, the net after-tax exchange activity were losses of $11 and $30, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.

(3)	Refer to the Notes to Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D
Summary of Earnings Comparisons

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
	2007	2006	Change	2007	2006	Change
Segment sales	$7,064	$6,343	11%	$29,697	$27,726	7%
Significant Items included in segment sales	—	107		—	107

Segment sales excluding Significant Items	$7,064	$6,450	10%	$29,697	$27,833	7%

Segment PTOI	$804	$576	40%	$4,878	$4,283	14%
Significant Items charge included in PTOI (per Schedule B)	133	145		225	230

Segment PTOI excluding Significant Items	$937	$721	30%	$5,103	$4,513	13%

Net Income	$545	$871	-37%	$2,988	$3,148	-5%
Significant Items (benefit)/ charge included in Net Income (per Schedule B)	(23)	(449)		55	(463)

Net Income excluding Significant Items	$522	$422	24%	$3,043	$2,685	13%

EPS	$0.60	$0.94	-36%	$3.22	$3.38	-5%
Significant Items (benefit)/ charge included in EPS (per Schedule B)	(0.03)	(0.49)		0.06	(0.50)

EPS excluding Significant Items	$0.57	$0.45	27%	$3.28	$2.88	14%

Average number of diluted shares outstanding	906,478,654	928,010,485	-2.3%	925,402,371	928,600,741	-0.3%
Calculation of Segment PTOI as a Percent of Segment Sales

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	% Change	2007	2006	% Change
Segment PTOI excluding Significant Items	$937	$721	30%	$5,103	$4,513	13%
Segment sales excluding Significant Items	$7,064	$6,450	10%	$29,697	$27,833	7%

Segment PTOI as a percent of segment sales	13.3%	11.2%		17.2%	16.2%

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliations of Adjusted EBIT / Adjusted EBITDA to Consolidated Income Statement

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Income before income taxes and minority interests	$493	$388	$3,743	$3,329
Less: Minority interest in (earnings)/losses of consolidated subsidiaries (1)	(2)	20	(9)	16
Add: Net interest expense (2)	88	10	379	322

Adjusted EBIT	579	418	4,113	3,667
Add: Depreciation and amortization (3)	334	339	1,337	1,353

Adjusted EBITDA	$913	$757	$5,450	$5,020

(1)	Excludes income taxes.

(2)	Includes interest expense plus amortization of capitalized interest less miscellaneous interest.

(3)	Excludes amortization of capitalized interest.
Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Total charges and expenses — consolidated income statements	$6,720	$6,447	$26,910	$25,653
Remove:
Interest expense	(110)	(113)	(430)	(460)
Variable costs (1)	(3,522)	(3,234)	(14,378)	(13,300)
Significant Items — benefit/(charge) (2)	32	(114)	(60)	(199)

Fixed costs	$3,120	$2,986	$12,042	$11,694

Consolidated net sales	$6,983	$6,276	$29,378	$27,421
Add: Significant Items included in net sales	—	107	—	107

Adjusted consolidated net sales	$6,983	$6,383	$29,378	$27,528

Fixed costs as a percent of adjusted consolidated net sales	44.7%	46.8%	41.0%	42.5%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of Significant Items.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended			Quarter Ended
	December 31,			March 31,
	2008			2008
	Outlook	2007 Actual	2006 Actual	Outlook	2007 Actual
Earnings per share — excluding Significant Items	$3.35 to $3.55	$3.28	$2.88	$1.12 to $1.17	1.07
Significant Items included in EPS:
Impairment charge — Performance Materials	—	(0.15)
Litigation related charges — Other	—	(0.03)	—	—	—
Litigation related charges, net — Performance Materials	—	(0.01)	—	—	(0.06)
Restructuring charges -
Agriculture & Nutrition	—	—	(0.08)	—	—
Performance Materials	—	—	(0.05)	—	—
Coatings & Color Technologies	—	—	(0.10)	—	—
American Jobs Creation Act	—	—	0.02	—	—
Hurricane related items	—	—	0.10	—	—
Asbestos insurance recoveries	—	—	0.04	—	—
Asset impairment — Safety & Protection	—	—	(0.03)	—	—
Sales terms and expense accrual changes	—	—	(0.04)	—	—
Corporate tax-related items	—	0.13	0.64	—	—

Net (charge)/benefit for Significant Items	—	(0.06)	0.50	—	(0.06)

Reported EPS	$3.35 to $3.55	$3.22	$3.38	$1.12 to $1.17	$1.01

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Income before income taxes and minority interests	$493	$388	$3,743	$3,329
Add: Significant Items — charge	127	55	219	133
Net exchange losses	35	9	85	4

Income before income taxes, Significant Items, exchange gains/losses and minority interests	$655	$452	$4,047	$3,466

Provision for income taxes	$(54)	$(465)	$748	$196
Add: Tax benefit on Significant Items	150	484	164	576
Tax benefit/(expense) on exchange gains/losses	21	(2)	54	(26)

Provision for income taxes, excluding taxes on Significant Items and exchange gains/losses	$117	$17	$966	$746

Effective income tax rate	(11.0)%	(119.8)%	20.0%	5.9%
Base income tax rate	17.9%	3.8%	23.9%	21.5%